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                                                                 Exhibit 10.5(c)

                              RYDER SYSTEM, INC.
                             DIRECTORS STOCK PLAN
                       (as amended through May 4, 2001)

                                   SECTION I

                             Purposes Of The Plan

The Ryder System, Inc. Directors Stock Plan (the "Plan") is intended to enable Ryder System, Inc. (the "Company") to attract and retain persons of outstanding competence to serve as members of the Board of Directors of the Company and to provide a direct link between Directors' compensation and shareholder value.

                                  SECTION II

                          Administration Of The Plan

A. Committee -- The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which shall consist of not less than three members of the Board of Directors, each of whom shall be a "disinterested person" as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Grants of stock to eligible participants under the Plan and the amount, nature and timing of the grants shall be automatically determined as described in Sections IV and V and shall not be subject to the determination of the Committee.

B. Authority of the Committee -- Subject to certain specific limitations and restrictions set forth in the Plan, the Committee shall have full and final authority to interpret the Plan; to prescribe, amend and rescind rules and regulations, if any, relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or gross negligence. All decisions which are made by the Committee with respect to interpretation of the terms of the Plan and with respect to any questions or disputes arising under the Plan shall be final and binding on the Company and the participants, their heirs or beneficiaries. The Committee shall not be empowered to take any action, whether or not otherwise authorized under the Plan, which would result in any Director failing to qualify as a "disinterested person".

C. Acts of the Committee -- A majority of the Committee will constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, will be the acts of the Committee.

                                  SECTION III

                           Stock Subject to the Plan

A. Common Stock -- The stock which is the subject of grants under the Plan shall be the Company's Common Stock, par value $ .50 per share ("Common Stock"), which shares shall be subject to the terms, conditions and restrictions described in the Plan.

B. Maximum Number Of Shares That May Be Granted -- There may be granted under the Plan an aggregate of not more than one hundred thousand (100,000) shares of Common Stock, subject to adjustment as provided in Section VII hereof. Shares of Common Stock granted pursuant to the Plan may be either authorized, but unissued, shares or reacquired shares, or both.

C. Rights With Respect To Shares -- A Director to whom a grant of Common Stock has been made shall have absolute beneficial ownership of the shares of Common Stock granted to that Director, including the right to vote the shares and to receive dividends thereunder; subject, however, to the terms, conditions and restrictions described in the Plan, including, but not limited to, Section V. The certificate(s) for such shares shall be held by the Company (or by an agent designated by the Secretary of the Company) for the Director's benefit until the terms, conditions and restrictions lapse, whereupon the certificates shall be delivered to the Director.
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                                  SECTION IV

                                 Participation

A. Directors -- Participation in the Plan shall be limited to persons who serve as members of the Board of Directors of the Company and who, at the time of grant, are not "employees" of the Company and/or any of its subsidiaries, within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"). A Director who is an employee and who retires or resigns from employment with the Company and/or any of its subsidiaries, but remains, a Director of the Company, shall become eligible to participate in the Plan at the time of such termination of employment.

B. Elections -- Any eligible Director may elect to participate in the Plan and receive grants of Common Stock as set out in Paragraph C of this Section IV by delivering to the Committee a written notice to such effect. Such election shall be made at least six (6) months prior to the Grant Date (as defined below) and shall be irrevocable in a manner sufficient to satisfy the Rules established by the Securities and Exchange Commission (the "SEC") pursuant to Rule 16b.3 under the Securities Exchange Act of 1934, as amended then in effect, and according to procedures established by the Committee.

C. Grants -- Each participating Director who has made an election pursuant to Paragraph B of this Section IV shall be eligible to receive annually, on the first New York Stock Exchange trading day of each calendar year (the "Grant Date"), following such election, in lieu of such Director's annual retainer for service as a director of the Company (the, "Annual Retainer",): (i) a grant of Common Stock and (ii) Eleven Thousand Five Hundred Dollars ($11,500.00) (collectively, the, "Formula",). The amount of Common Stock which shall be granted to a participating Director will be the number of whole shares which can be purchased for Fifteen Thousand Dollars ($15,000.00) based on the Fair Market Value of the shares on the Grant Date. Fractional shares shall not be granted. "Fair Market Value" will be the mean of the highest and lowest sale price for the Common Stock as reported on the New York Stock Exchange Composite Transaction Reporting System on the Grant Date.

D. Adjustment of Formula -- In the event that there shall be an increase or decrease in the Annual Retainer, the Formula shall adjust automatically so that both the relationship between the Formula and the Annual Retainer and the proportion of Common Stock and cash paid to a participating Director pursuant to the Formula are maintained.

                                   SECTION V

                     Terms And Conditions Of Stock Grants

A. Vesting -- Each grant of Common Stock to a participating Director in accordance with the Plan shall be vested on the six-month anniversary of the Grant Date, so long as the Director has served continuously as a director of the Company during the intervening six-month period. In the event a Director's service to the Company terminates before the shares have vested, then all shares granted to such Director which have not vested shall be cancelled and the shares forfeited and retransferred to the Company, with the Director having no further right or interest in such forfeited and retransferred shares.

B. Restrictions on Transfer -- Shares of Common Stock granted to a participating Director may not be assigned, (transferred, pledged, hypothecated or otherwise disposed of (i) before they have vested in accordance with (i) Paragraph A of this Section V and (ii) until six (6) months after the termination of the Director's service to the Company as a director.

                                  SECTION VI

                   Compliance With Law And Other Conditions

A. Restrictions Upon Grant Of Common Stock -- The listing upon the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be granted pursuant to the Plan may be necessary or desirable as a condition of, or in connection with, such grant and, in any such event, delivery of the certificates for such shares of Common Stock shall, if the Committee, in its sole discretion, shall determine, not be made until such listing, registration or qualification shall have been completed.

B. Restrictions Upon Resale Of Unregistered Stock -- If the issuances of the shares of Common Stock that have been granted to a participating Director pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such
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Director, if the Committee shall deem it advisable, may be required to represent and agree in writing.

   (i) that any shares of Common Stock acquired by such Director pursuant to the Plan will not be sold, except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and

   (ii) that such Director is acquiring such shares of Common Stock for his own account and not with a view to the distribution thereof.

                                  SECTION VII

                                  Adjustments

The number of shares of Common Stock of the Company reserved for grants under the Plan shall be subject to appropriate adjustment by the Committee, as necessary, to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or similar event.

                                 SECTION VIII

                           Miscellaneous Provisions

A. Nothing in the Plan shall be construed to give any Director of the Company any right to a grant of Common Stock under the Plan unless all conditions described within the Plan are met as determined in the sole discretion of the Committee.

B. Neither the Plan, nor the granting of Common Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time. Nothing in the Plan shall in any manner be construed to limit in any way the right of the Company or its shareholders to reelect or not reelect or renominate or not renominate a participating Director.

C. Any shares of Common Stock of the Company issued as a stock dividend, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of Common Stock granted pursuant to the Plan shall have the same status and be subject to the same restrictions as the shares granted.

D. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any grant of Common Stock nor to any participating Director.

E. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, to withhold in connection with any event or action under the Plan.

                                  SECTION IX

                                   Amendment

The Committee or the Board of Directors of the Company may suspend or discontinue the Plan, or revise or amend it in any respect whatsoever; except that, without shareholder approval, the Committee or the Board of Directors may not (a) materially increase the benefits accruing to participants under the Plan, (b) increase the number of shares of Common Stock available for grants under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. Additionally, should the Plan require amendment to maintain full legal compliance because of rules, regulations, opinions or statutes issued by the SEC, the U.S. Department of the Treasury or any other governmental or governing body, then the Committee or the Board of Directors may take whatever action, including but not limited to amending or modifying the Plan, is necessary to maintain such compliance. The termination or any modification or amendment of the Plan shall not, without the consent of any participant involved, adversely affect rights under a previous grant of Common Stock. In no event shall Plan provisions dealing with the eligibility of participants to receive grants, the amount and price of securities to be granted, or the timing of the grants be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder.
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                                   SECTION X

                                 Governing Law

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Florida and construed accordingly.

                                  SECTION XI

                           Approval By Shareholders

The Plan shall become effective only upon approval by the shareholders of the Company.